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                                                                  Exhibit 99(ii)
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NEWSRELEASE


For Immediate Release
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              TICE TECNOLOGY, INC. ANNOUNCES $1.9 MILLION DOLLAR
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            PRIVATE PLACEMENT OFERING AND RELATED $280,000 EQUITY
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                                  INVESTMENT
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KNOXVILLE, TENNESSEE - (Business Wire) - May 11, 1999 - Tice Technology, Inc.
(OTC BB: TICE, TICEW) today announced that it had signed a binding letter of intent with an outside investment group who will, in a best efforts underwriting, attempt to raise for the Company's use approximately $1.9 million of new capital through a private placement under rule 505 of Regulation D. This offering represents a combination of equity and debt, and should provide the Company with the resources to meet the existing and expected future market demands for the Company's new FS-2000 felling machine introduced in late 1998. Also, in a related transaction, a $280,000 investment was received by the Company on April 30, 1999. The Company expects the offering to be consummated by June 30, 1999.

Charles West, the Company's new President and CEO, said "These funds have been anticipated for several months, but we are pleased to be associated with this new group of investors who recently stepped in and committed to this effort. They clearly share management's view of the opportunity with the Company's patented electronic gearing technology and more specifically, the market demand for the FS-2000 felling machine."

As part of the agreement, the Company will issue 1,300,000 new shares of common stock and $1,000,000 of notes payable coupled with 100,000 warrants to purchase common stock, the total representing approximately 21% of the outstanding and issued common shares of the Company on a fully diluted basis. In addition, two representatives of the investment group, Patrick L. Martin and Mike A. Atkins, have been appointed to the Company's Board of Directors. To make positions on the Board available for Mr. Martin and Mr. Atkins, two current directors, Sarah
Y. Sheppard and Karen A. Walton have tendered their resignation.

The Board of Directors felt the terms of this agreement are very favorable to the Company and are structured to ideally meet our resource needs. William Tice, the Company's Chairman, said "Our performance has been limited by a lack of capital in recent months, but I anticipate rapid improvement this year and next with the new management and new capital we have brought in. I believe the Company is well positioned for growth."
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Tice Technology, Inc. provides engineering and technical solutions for specialized, industrial sewing equipment through its wholly owned subsidiary Tice Engineering & Sales, Inc. and is widely known in the apparel industry for its patented electronic gearing technology.

This news release does not constitute and offer to sell or the solicitation of an offer to buy the securities described. Any offers of the securities will only be made by means of a private offering memorandum to selected persons. The securities will not be registered under the Securities Act of 1933, or applicable state securities laws, and may not be offered or sold absent registration or qualification under applicable securities laws, or available exemptions from such registration or qualification requirements.

The statements in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, words such as "believes", "anticipates", "expects", and similar expressions are intended to identify forward looking statements. Such forward looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievement of events of the Company, or events , or timing of events, relating to the Company to differ materially from any future results, performance, or achievements of the forward-looking statements. The Company cannot assure that it will be able to anticipate or respond timely to the changes which could adversely affect its operating results in one or more fiscal quarters. Results of operations in any past period should not be considered indicative of results to be expected in future periods. Fluctuations in operating results may result in fluctuations in the price of the Company's securities.

For more information, contact Charles R. West, CEO or Karen Walton, CFO at 423-925-4501 or fax 423-922-3134.